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                            AXSYS TECHNOLOGIES, INC.
                        (formerly Vernitron Corporation)

                               OFFER TO EXCHANGE
                          0.75 SHARES OF COMMON STOCK
                            PAR VALUE $.01 PER SHARE
                                      FOR
                   EACH OUTSTANDING SHARE OF PREFERRED STOCK

                         THE EXCHANGE OFFER WILL EXPIRE
                      AT 5:00 P.M., NEW YORK CITY TIME, ON
                    MONDAY, MARCH 17, 1997, UNLESS EXTENDED


To Our Clients:

      Enclosed for your consideration are an Offering Circular dated February 13, 1997 (the "Offering Circular"), and a form of Letter of Transmittal relating to the offer (the "Exchange Offer") of Axsys Technologies, Inc. (formerly Vernitron Corporation), a Delaware corporation (the "Company"), to exchange 0.75 shares of its Common Stock, $0.01 par value per share (the "Common Stock") of the Company for each outstanding share of its $1.20 Cumulative Exchangeable Redeemable Preferred Stock, par value $.01 per share (the "Preferred Stock"). Consummation of the Exchange Offer is subject to a number of conditions which are described in the Offering Circular and which may be waived by the Company. The Exchange Offer is not conditional on any minimum number of shares being tendered.

      This material is being forwarded to you as the beneficial owner of Preferred Stock held by us in your account but not registered in your name. A TENDER OF SUCH PREFERRED STOCK MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

      Accordingly, we request instructions as to whether you wish us to tender for exchange any or all shares of Preferred Stock held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offering Circular and the related Letter of Transmittal.

      Your instructions to us should be forwarded as promptly as possible in order to permit us to tender your shares of Preferred Stock on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, MARCH 17, 1997, UNLESS EXTENDED BY THE COMPANY. Tenders of shares of Preferred Stock may be withdrawn at any time until the Expiration Date and if not otherwise accepted for exchange by the Company, at any time after April 11, 1997.

      We urge you to read the enclosed Offering Circular carefully before instructing us to tender your Preferred Stock.

      If you wish to have us tender any or all of your shares of Preferred Stock, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. THE ACCOMPANYING FORM OF LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND MAY NOT BE USED BY YOU TO TENDER YOUR PREFERRED STOCK.



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                                  INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter enclosing the Offering Circular and the Letter of Transmittal relating to the offer by the Company to exchange Common Stock for Preferred Stock.

      This will instruct you to tender the number of shares of Preferred Stock indicated below( or, if no amount is indicated below, the full number of shares of such Preferred Stock) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in such Offering Circular and related Letter of Transmittal.

      Number of shares of Preferred Stock to be tendered:              (1)
                                                            -------------




--------
(1) I/we understand that if I/we sign without indicating a lesser amount in the space above, the entire number of shares of Preferred Stock held by you for my/our account will be tendered.



                                   SIGN HERE

      Signature(s)__________________________________________________________

      Name(s)________________________________________________________________

      Address(es)____________________________________________________________
                                                                     Zip Code

      Area Code and Telephone No.(s)________________________________________

      Taxpayer Identification
        or Social Security No.(s)_____________________________________________

      Dated___________________________________________________________________